                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
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/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              NAME OF COMPANY
                (Name of Registrant as Specified In Its Charter)

                              NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

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/ / No fee required.
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

                                  DIACRIN, INC.
                            Building 96, 13th Street
                              Charlestown Navy Yard
                              Charlestown, MA 02129

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1997

     The Annual Meeting of Stockholders of Diacrin, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, 31st Floor, Boston, MA 02109 on Tuesday, June 17, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

          1.   To elect six directors for a one-year term;

          2.   To approve the 1997 Stock Option Plan;

          3. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 1997; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 25, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                             By Order of the Board of Directors,



                                             Steven D. Singer, Secretary
Charlestown, Massachusetts
April 30, 1997






--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                  DIACRIN, INC.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diacrin, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 17, 1997 and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     At the close of business on April 25, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 13,225,295 shares of Common Stock (constituting all of the outstanding voting stock of the Company). Each share of Common Stock entitles the holder to one vote.

     The Company's Annual Report for 1996 was mailed to stockholders, along with this Notice, Proxy Statement and Proxy, on or about April 30, 1997.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required to approve the 1997 Stock Option Plan and for the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the current year.

     Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval), will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention will have the same effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to matters requiring a majority of shares present and entitled to vote. Accordingly, a "broker non-vote" on a matter has no effect on the voting of such matter.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1997 by (i) each director or nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all current directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the shares outstanding.

                                               NUMBER OF SHARES   PERCENTAGE OF
                                                 BENEFICIALLY      OUTSTANDING
NAME AND ADDRESS                                   OWNED (1)        SHARES (2)
----------------                                   ---------        ----------
HealthCare Ventures II, L.P.                    3,196,385(3)          24.2%
Twin Towers at Metro Park
379 Thornall Street
Edison, New Jersey 08837

HealthCare Ventures III, L.P.                     994,078(3)           7.5%
Twin Towers at Metro Park
379 Thornall Street
Edison, New Jersey 08837

HealthCare Ventures IV, L.P.                      291,922(3)           2.2%
Twin Towers at Metro Park
379 Thornall Street
Edison, New Jersey 08837

State of Wisconsin Investment Board             1,285,000(4)           9.3%
P. O. Box 7842
Madison, WI 53707

Rho Management Trust II                         1,214,509(5)           9.2%
c/o Rho Management Company, Inc.
767 Fifth Avenue
New York, NY 10153

Thomas H.Fraser, Ph.D.                            560,238(6)           4.2%
Zola P. Horovitz, Ph.D                              9,625(7)           *
John W. Littlechild                             4,482,385(3)          33.9%
Stelios Papadopoulos, Ph.D.                        50,000              *
Henri A. Termeer                                   19,000(8)           *
Christopher T. Walsh, Ph.D                             --               --

E. Michael Egan                                    77,289(9)           *
J. Stephen Fink, M.D., Ph.D                        25,000(10)          *
Mark J. Fitzpatrick                                27,992(11)          *

All directors and executive                     5,251,529(12)         39.1%
   officers as a group (9 persons)

---------------------------------------------------
*   Less than 1%

(1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Number of shares deemed outstanding for purposes of calculating these percentages includes 13,198,670 shares outstanding as of March 31, 1997, plus any shares subject to options or warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 31, 1997.

(3) John W. Littlechild is a general partner of HealthCare Partners II, L.P. ("HCPII"), HealthCare Partners III, L.P. ("HCPIII") and HealthCare Partners IV, L.P. ("HCPIV"), the general partner of HealthCare Ventures II, L.P. ("HCVII"), HealthCare Ventures III, L.P. ("HCVIII") and HealthCare Ventures IV, L.P. ("HCVIV"), respectively. Mr. Littlechild, together with James H. Cavanaugh, Harold R. Werner and William Crouse, the other general partners of HCPII, HCPIII and HCPIV, share voting and investment control with respect to shares owned by HCVII, HCVIII and HCVIV, respectively. Mr. Littlechild does not own any shares of the Company's capital stock in his individual capacity.

(4) Includes Common Stock Purchase Warrants originally issued on February 12, 1996 ("Public Offering Warrants") to purchase 650,000 shares of Common Stock.

(5) Rho Management Partners L.P. may be deemed the beneficial owner of such shares pursuant to an investment advisory agreement that confers sole voting and investment control over such shares to Rho Management Partners L.P.

(6) Includes 81,543 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997. Includes Public Offering Warrants to purchase 12,500 shares of Common Stock.

(7) Includes 5,625 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997.

(8) Includes 6,250 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997. Includes Public Offering Warrants to purchase 5,000 shares of Common Stock.

(9) Includes 73,120 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997.

(10) Includes 25,000 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997.

(11) Includes 27,492 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997.

(12) Includes 219,030 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1997. Includes Public Offering Warrants to purchase 17,500 shares of Common Stock.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors shall fix the number of directors to constitute the Board. The Board of Directors has fixed the number of directors at six to serve until the 1998 Annual Meeting of Stockholders. The persons named in the accompanying proxy will vote to elect the six nominees named in the table below as directors (unless authority to vote for one or more of the persons named in the table below is specifically withheld), to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

     The following table sets forth, for each nominee for director of the Company, his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

                                    YEAR FIRST        PRINCIPAL OCCUPATION OR
                                     BECAME A       EMPLOYMENT DURING PAST FIVE
               NAME         AGE      DIRECTOR     YEARS AND CURRENT DIRECTORSHIPS
               ----         ---      --------     -------------------------------
Thomas H. Fraser, Ph.D.     49         1990     President, Chief Executive Officer and Director
                                                of the Company since 1990.

Zola P. Horovitz, Ph.D.     62         1994     Vice President, Business Development and
                                                Planning from 1991 to 1994 and Vice President,
                                                Licensing from 1989 to 1991 of Bristol-Myers
                                                Squibb Pharmaceutical Group; Director of Avigen
                                                Inc., BioCryst Pharmaceuticals, Clinicor,
                                                Magainin Pharmaceuticals, Procept, Inc., Roberts
                                                Pharmaceuticals and Synaptic Pharmaceuticals,
                                                Inc., all biotechnology companies.

John W. Littlechild         45         1992     Vice Chairman, HealthCare Investment Corporation
                                                ("HIC"), a venture capital management company,
                                                since 1992; Senior Vice President, Advent
                                                International Corporation from 1984 to 1991;
                                                Director of Orthofix International N.V., a
                                                medical devices company and Virus Research
                                                Institute, Inc., a biotechnology company.

Stelios Papadopoulos,       48         1991     Managing Director and Head of the Health Care
Ph.D.                                           Investment Banking Group, PaineWebber
                                                Incorporated since 1987.


                                    YEAR FIRST        PRINCIPAL OCCUPATION OR
                                     BECAME A       EMPLOYMENT DURING PAST FIVE
               NAME         AGE      DIRECTOR     YEARS AND CURRENT DIRECTORSHIPS
               ----         ---      --------     -------------------------------
Henri A. Termeer            51         1996     President and Director since 1983, Chief
                                                Executive Officer since 1985 and Chairman of the
                                                Board of Directors since 1988 of Genzyme
                                                Corporation; Director of Abiomed, Inc.,
                                                AutoImmune Inc., GelTex Pharmaceuticals Inc.,
                                                and Genzyme Transgenics Corporation, all
                                                biotechnology companies and, a trustee of
                                                Hambrecht & Quist Healthcare Investors and of
                                                Hambrecht & Quist Life Sciences Investors.

Christopher T. Walsh,
Ph.D.                       53         1997     Professor of Biological Chemistry and Molecular
                                                Pharmacology  at Harvard Medical School since 1987
                                                and Chair of that department from 1987 to 1995;
                                                President of the Dana-Farber Cancer Institute from
                                                1992 to 1995.


MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

     During 1996, the Board of Directors held nine meetings. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by the committee on which he then served.

     The Company has a Compensation Committee composed entirely of independent outside directors which provides recommendations to the Board regarding compensation programs of the Company, administers the Company's stock option plans and is authorized to grant stock options under such plans to officers and directors of the Company. In addition, this Committee approves the compensation paid to the President and Chief Executive Officer and other executive officers of the Company. The Compensation Committee met once during 1996. The current members of the Compensation Committee are Messrs. Littlechild and Termeer and Dr. Papadopoulos.

     The Company has an Audit and Finance Committee which provides the opportunity for direct contact between the Company's independent auditors and the Board, reviews the effectiveness of the auditors during the annual audit, monitors the Company's internal accounting control policies and procedures, oversees financial reporting to shareholders, oversees the ethical behavior of management, and considers and recommends the selection of the Company's independent auditors. The Audit and Finance Committee met two times during 1996. The current members of the Audit and Finance Committee are Drs. Fraser, Papadopoulos and Horovitz.

     The Company does not currently have a Nominating Committee.

DIRECTORS' COMPENSATION

     Drs. Horovitz and Walsh each receive $2,000 plus expenses per board meeting attended plus an additional $4,000 annually for consultative work performed. No other directors receive any cash compensation for services on the Board of Directors.

     In 1994, the Board of Directors of the Company adopted, and the stockholders approved, the 1994 Directors' Stock Option Plan (the "Director Plan"), authorizing the grant of options to purchase up to 30,000 shares of Common Stock. The Director Plan, as amended to date, provides for the grant to certain non-employee directors of the Company, upon his or her initial election as a director, of an option to purchase shares of Common Stock at an exercise price equal to the fair market value on the date of grant. Each option granted under the Director Plan may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter. Mr. Termeer was granted an option to purchase 15,000 shares of Common Stock at $9.50 per share under the Director Plan in connection with his election to the Board of Directors on December 19, 1996. In addition, Mr. Termeer was granted, at that time, an additional option to purchase 25,000 shares of Common Stock at an exercise price of $9.50 per share under the 1990 Stock Option Plan. This option may be exercised on a cumulative basis as to 25% of the shares on the date of grant and an additional 25% at the end of each one-year period thereafter.

     On December 19, 1996, Dr. Horovitz was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $9.50 per share under the 1990 Stock Option Plan. This option may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

     On April 17, 1997, Dr. Walsh was granted an option to purchase 13,125 shares of Common Stock under the Director Plan and an option to purchase 1,875 shares of Common Stock under the 1990 Stock Option Plan, each at an exercise price of $11.375 per share. Both option grants may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

     No additional option grants are expected to be made under the Director
Plan.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the three other executive officers of the Company during 1996 (the "Named
Officers"):

                                     ANNUAL COMPENSATION         LONG-TERM COMPENSATION (1)
                                     -------------------         --------------------------
                                                                           AWARDS
                                                                 --------------------------
           NAME AND                                                SECURITIES UNDERLYING
      PRINCIPAL POSITION        YEAR   SALARY($)(2)   BONUS($)(3)     OPTIONS/SARS(#)
      ------------------        ----   ------------   -----------     ---------------
THOMAS H. FRASER                1996    $230,400        $55,000               -
   President and Chief          1995     220,500         50,000          25,000
   Executive Officer            1994     220,500              0          22,500

E. MICHAEL EGAN                 1996     150,000         36,000          20,000
   Senior Vice President        1995     140,000         28,000          30,000
   of Corporate Development     1994     131,250              0          15,000

J. STEPHEN FINK (4)             1996     111,103         32,000 (5)     100,000
   Vice President and
   Clinical Research Director

MARK J. FITZPATRICK (6)         1996      89,183         15,000          15,000
   Vice President of Finance
   and Administration and
   Chief Financial Officer


------------------------------

(1) The Company does not have a long-term compensation program that includes long-term incentive payouts. No restricted stock awards or stock appreciation rights were granted to any of the Named Officers during fiscal 1996.

(2) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred at the election of these officers to the Company's 401(k) Plan.

(3) Unless otherwise noted, amounts in this column represent bonuses paid or accrued under the annual management bonus plan.

(4)  Dr. Fink joined the Company in April 1996.

(5) Includes a signing bonus of $15,000 and an annual management bonus of $17,000.

(6)  Mr. Fitzpatrick became an executive officer of the Company in November
     1996.


     OPTION GRANTS TABLE. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 to the Named Officers:

                                           Individual Grants
                     ---------------------------------------------------------
                       Number of                                               Potential Realizable Value
                       Securities     Percent of                               at Assumed Annual Rates of
                       Underlying   Total Options                             Stock Price Appreciation for
                        Options       Granted to    Exercise or                      Option Term (2)
                      Granted (#)    Employees in   Base Price     Expiration ----------------------------
         Name            (1)         Fiscal Year      ($/Sh)          Date        5% ($)       10% ($)
         ----         -----------    -----------    ----------     ----------   --------      ---------
Thomas H. Fraser             --           --              --              --          --             --
E. Michael Egan          20,000          13%           $8.25        11/18/06    $103,768       $262,968
J. Stephen Fink         100,000          64%           $9.50         4/25/06     597,450      1,514,055
Mark J. Fitzpatrick      15,000          10%           $8.25        11/18/06      77,826        197,226


(1) No stock appreciation rights were granted during fiscal 1996. Options granted in 1996 become exercisable in four equal annual installments, commencing 12 months after the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.


     OPTION EXERCISES AND YEAR-END OPTION TABLE. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 1996. The following table sets forth the number and value of unexercised stock options held as of December 31, 1996 by the Named Officers:

                                Number of
                          Securities Underlying         Value of Unexercised
                          Unexercised Options at       In-the-Money Options at
                                 FY-End (#)                FY-End ($) (1)
                        --------------------------------------------------------
                               Exercisable/                 Exercisable/
     Name                     Unexercisable                Unexercisable
     ----                     -------------                -------------
Thomas H. Fraser             81,543 /  31,250           $699,566 / $262,813
E. Michael Egan              73,120 /  59,375            640,550 /  385,531
J. Stephen Fink                   0 / 100,000                  0 /   75,000
Mark J. Fitzpatrick          27,992 /  25,625            251,893 /  122,656



(1) Based on the value of the Common Stock on December 31, 1996 ($10.25 per share), less the option exercise price.

EMPLOYMENT AGREEMENTS

     Dr. Fraser has entered into an employment agreement with the Company, dated February 6, 1990, providing for an annual salary plus bonus as determined by the Board of Directors. The Company has agreed with Dr. Fraser to continue to pay his then current salary for a period of six months if his employment is terminated without cause by the Company. Dr. Fraser has also agreed not to compete with the Company for one year following termination of his employment. At the Company's election, this non-competition provision can be extended for an additional two-year period upon the payment of additional consideration.

REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee, which during 1996 consisted of John Littlechild and Stelios Papadopoulos, neither of whom is an officer or employee of the Company. Mr. Termeer became a member of the Compensation Committee in January 1997 and, as such, did not participate in the fiscal 1996 evaluation of executive compensation. The Committee reviews and approves the salaries and incentive compensation of the Chief Executive Officer and the other executive officers of the Company.

     The objectives of the Company's executive compensation program are as follows:

     * provide an incentive for the achievement of strategic goals and objectives of the Company

     * support the pay-for-performance concept by tying compensation to the Committee's subjective determination of the quality of performance for the preceding fiscal year

     * attract and retain key executives essential to the long-term success of the Company

     * align the executive officers' interests with the long-term interests of the stockholders

     The Company's executive compensation program consists of three principal elements-- base salary, an annual management cash bonus and incentive stock options.

     Given that the Company is in the process of developing its initial products, the Committee does not believe that the use of profit levels as a measure of the Company's achievements or as a basis for compensation decisions is appropriate. However, the ability to control losses without compromising the progress of the Company's product development programs is considered by the Committee.

     The Chief Executive Officer submits for the Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The factors considered by the Chief Executive Officer in making his recommendations to the Committee were the Board of Directors' prior evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance. The Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Committee members, based upon their active professional involvement with other companies within the Company's industry, are also able to assess whether proposed compensation levels are in keeping with industry norms.

     The Committee applies the same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company as previously explained. The base salary for fiscal 1996 of the President and Chief Executive Officer of the Company was increased by $9,900, to $230,400. Given a limited number of options available for grant under the 1990 Stock Option Plan and the Company's anticipated hiring plans, Dr. Fraser recommended to the Compensation Committee that the determination of the number of options to be granted to him for fiscal 1996 performance be deferred until a future Committee meeting in 1997. As such, no stock options were granted to him during fiscal 1996.

     The Company does not believe that section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

Compensation Committee

John W. Littlechild
Stelios Papadopoulos

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1996 were Dr. Papadopoulos and Mr. Littlechild, neither of whom was at any time during fiscal 1996, or formerly, an officer or employee of the Company or any of its subsidiaries.

     Prior to its initial public offering in February 1996, the Company was a party to agreements with HCVII and PaineWebber regarding the nomination of directors. Mr. Littlechild, who is being renominated for election as a director, was originally nominated in accordance with the agreement with HCVII. Mr. Littlechild is a general partner of the general partner of each of HCVII, HCVIII and HCVIV, principal stockholders of the Company. Dr. Papadopoulos, who is being renominated for election as a director, was originally nominated in accordance with the agreement with PaineWebber. Dr. Papadopoulos is also a Managing Director of PaineWebber, which is engaged in investment banking and securities brokerage. PaineWebber served as sales agent for the Company's 1991 private placement of Series C Preferred Stock and in connection therewith received expenses, selling commissions and marketing fees and private placement warrants to purchase 202,500 shares of the Company's Common Stock. In addition, PaineWebber served as the lead managing underwriter of the Company's initial public offering in February 1996 and in connection therewith received selling commissions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     HCVII, HCVIII and HCVIV owned 24.2%, 7.5% and 2.2% of the outstanding capital stock of the Company as of March 31, 1997, respectively. HCVII, HCVIII and HCVIV are limited partnerships which were formed to provide capital to companies in the health care fields. HCPII, HCPIII and HCPIV are limited partnerships which serve as the general partner of HCVII, HCVIII and HCVIV, respectively. John Littlechild, a director of the Company, is a general partner of HCPII, HCPIII and HCPIV and is Vice Chairman of HealthCare Investment Corporation, the management company for HCVII, HCVIII and HCVIV. Mr. Littlechild is an officer of HIC. See "Principal Stockholders."

     Rho Management Trust II ("Rho") which owned 9.2% of the outstanding capital stock of the Company as of March 31, 1997, also holds approximately 18.9% and 54.3% of the outstanding limited partnership interests in HCVII and HCVIV, respectively. An affiliate of Rho is also a limited partner of HCPII.

     In September 1996, the Company and Genzyme Corporation ("Genzyme") formed a joint venture to develop and commercialize the Company's NeuroCell(TM)-PD and NeuroCell(TM)-HD products for transplantation into patients with advanced Parkinson's disease and Huntington's disease, respectively. Under the terms, and subject to certain conditions, of the joint venture agreement, which was effective October 1, 1996, Genzyme has agreed to provide 100% of the first $10 million in funding and 75% of the following $40 million in funding for the development and commercialization of the two products. All costs incurred in excess of $50 million are to be shared equally between Genzyme and the Company in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. Mr. Termeer is the President, Chief Executive Officer and Chairman of the Board of Genzyme. During 1996, the Company recognized revenues of approximately $1,044,000 from the joint venture, constituting a substantial majority of the Company's research and development revenues. Revenues recognized from the joint venture and funded by Genzyme in accordance with the terms of the joint venture agreement are currently expected to represent a substantial majority of the Company's revenues in 1997.

STOCK PERFORMANCE GRAPH

     The following graph compares, for the period commencing August 12, 1996 (the date of which the Company's common stock commenced trading on the Nasdaq Stock Market) and ending on December 31, 1996, the total return of the Company's Common Stock with the total return of (i) The Nasdaq Stock Market (U.S.) and
(ii) the Nasdaq Pharmaceuticals index, assuming the investment of $100 on August 12, 1996 and reinvestment of all dividends. The Company has not paid any dividends on its Common Stock.


                          [Stock Performance Graph]

                                       Cumulative Total Return
                                       -----------------------
                                         8/12/96    12/31/96

DIACRIN INC                  DCRN          100         141

NASDAQ STOCK MARKET - US     NAS           100         113

NASDAQ PHARMACEUTICALS       NAP           100         109

     For the period from February 12, 1996 (the effective date of the Company's initial public offering) until August 9, 1996, the Company's Units (each of which consisted of one share of Common Stock and one Common Stock Purchase Warrant) traded on the Nasdaq Stock Market. The trading range of the Unit during this six month period was between $8.00 and $14.75. The Unit was offered at $8.00 on February 12, 1996 and closed at $10.50 on August 9, 1996 (the last trading date before the Common Stock and the Common Stock Purchase Warrant began to trade separately).


                PROPOSAL TWO: APPROVAL OF 1997 STOCK OPTION PLAN

     On March 17, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Stock Option Plan (the "1997 Plan"). Up to 1,200,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to options granted under the 1997 Plan.

     The Board of Directors believes that the future growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1997 PLAN

     The following summary of the 1997 Plan is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

     Description of Options

     The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options (collectively "Options").

     Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Under the 1997 Plan, no Options may be granted for an exercise price which is less than the fair market value of the Common Stock at the time of grant or for a term in excess of ten years from the date of grant. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Eligibility to Receive Options

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Options under the 1997 Plan. Incentive stock options, however, may only be granted to persons eligible to receive incentive stock options under the Code. The maximum number of shares with respect to which Options may be granted to any participant under the 1997 Plan may not exceed 250,000 shares per calendar year.

     As of April 18, 1997, approximately 50 persons were eligible to receive Options under the 1997 Plan, including the Company's four executive officers and five non-employee directors. The granting of Options under the 1997 Plan is discretionary, and the Company cannot now determine the number of Options to be granted in the future to any particular person or group.

     On April 18, 1997, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $11.50.

     Administration

     The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. The Board may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors or a committee or executive officer to whom the Board has delegated authority, as the case may be, selects the recipients of Options and determines (i) the number of shares of Common Stock covered by Options and the dates upon which such Options become exercisable, (ii) the exercise price of Options (which in no event shall be less than the fair market value of the Common Stock at the time of grant), and (iii) the duration of Options (which in no event shall be of a term in excess of ten years).

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan to any outstanding Options to reflect stock dividends, stock splits and certain other events. Notwithstanding the foregoing, the Board of Directors may not adjust the exercise price of Options previously granted under the 1997 Plan. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Options to be assumed or substituted for, to accelerate outstanding Options to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding Options. If any Option expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Option will again be available for grant under the 1997 Plan.

     Amendment or Termination

     No Option may be granted under the 1997 Plan after March 17, 2007, but Options previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no outstanding Option designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, (to the extent such amendment was required to grant such Option) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Options granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company

     The grant of an Option under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized in connection with the exercise of a nonstatutory stock option by participants under the 1997 Plan who are employees or otherwise subject to withholding.


        PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.


                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, or otherwise, to obtain proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with, except that a form reporting two transactions by HealthCare Ventures II, L.P. was not timely filed.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K is available without charge upon written request to: Vice President of Finance and Administration, Diacrin, Inc., Building 96, 13th Street, Charlestown Navy Yard, Charlestown, MA 02129.

PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Charlestown, MA not later than January 1, 1998 for inclusion in the proxy statement for that meeting.




                                             By Order of the Board of Directors,




                                                     Steven D. Singer, Secretary
April 30, 1997


--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
--------------------------------------------------------------------------------

EXHIBIT A
---------

                                  DIACRIN, INC.
                                  -------------

                             1997 STOCK OPTION PLAN
                             ----------------------

   1. Purpose
      -------

     The purpose of this 1997 Stock Option Plan (the "Plan") of Diacrin, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Diacrin, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

   2. Eligibility
      -----------

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options (each, an "Option") under the Plan to purchase shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock"). Any person who has been granted an Option under the Plan shall be deemed a "Participant."

   3. Administration, Delegation
      --------------------------

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the

Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

   4. Stock Available for Options
      ---------------------------

     (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Options may be granted under the Plan for up to 1,200,000 shares of Common Stock. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Option may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of security and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Options may be granted, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 6(e)(1) also applies to any event, Section 6(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

   5. Terms and Conditions of Options
      -------------------------------

     (a) GENERAL. The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that in no event shall the exercise price of any Option be less than the fair market value of the Common Stock at the time of grant.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that in no event shall an Option be granted for a term in excess of ten years from the date of grant.

     (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option Agreement, delivery of any irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

          (4) any combination of the above permitted forms of payment.

   6. General Provisions
      ------------------

     (a) TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Option under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Option may be granted alone or in addition to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Option. As used herein, "Designated Beneficiary" means any beneficiary designated by a Participant to exercise rights of the Participant in the event of the Participant's death.

     (e) Acquisition Events.
         ------------------

      (1) CONSEQUENCES OF ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take one of the following actions with respect to then outstanding Options: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; and (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

          (2) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Options under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) AMENDMENT OF OPTION. The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant; and provided further that the Board may not amend the exercise price, as determined in accordance with Section 5(c), of any outstanding Option subsequent to the time of grant, except in accordance with the provisions of Section 4(c).

     (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part.

    7.   Miscellaneous.
         -------------

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board (March 17, 1997), but no Option granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable unless and until the Plan has been approved by the Company's stockholders. No Options shall be granted under the Plan after March 17, 2007, but Options previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Option granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to grant such Option to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the Stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) GOVERNING LAW. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

PROXY
                                DIACRIN, INC.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To be held June 17, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas H. Fraser, Mark J. Fitzpatrick and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein all shares of stock of Diacrin, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, 31st Floor, Boston, MA 02109 on Tuesday, June 17, 1997 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


1.   Election of Directors                Nominees:      Thomas H. Fraser
[  ]      FOR all nominees                               Zola P. Horovitz
          (except as marked below)                       John W. Littlechild
                                                         Stelios Papadopoulos
[  ]      WITHHELD from all nominees                     Henri A. Termeer
                                                         Christopher T. Walsh

2. To approve the 1997 Stock Option Plan  For [  ]   Against [  ]   Abstain [  ]

3. To ratify the selection of Arthur
   Andersen LLP, as the Corporation's
   independent auditors for fiscal 1997.  For [  ]   Against [  ]   Abstain [  ]

4. To Transact such other business as
   may properly come before the meeting
   or any adjournment thereof.            For [  ]   Against [  ]   Abstain [  ]


Signature________________________________    Date ___________________


Signature________________________________    Date ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person.